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3/24/97 IBM8K.doc

                               UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549
                     ________________________________

                                 FORM 8-K

                              CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


 Date of report (Date of earliest event reported): March 25, 1997
                                                  (March 10, 1997)



                           Uniphase Corporation
          (Exact name of Registrant as Specified in its Charter)




       Delaware              0-22874               94-2579683
   (State of Other      (Commission File   (IRS Employer Identification
     Jurisdiction             No.)                   No.)
  of Incorporation)



 163 Baypointe Parkway, San Jose, California          95134
   (Address of Principal Executive Offices)          (Zip Code)


                           (408) 434-1800
        (Registrant's Telephone Number, Including Area Code)







                            Page 1 of 118 Pages
                      Exhibit Index Located on Page 4






                   INFORMATION TO BE INCLUDED IN REPORT


Item 2.   Acquisition or Disposition of Assets

     (a) Pursuant to the Purchase Agreement dated as of March 10, 1997, by and between the Registrant, Uniphase Laser Enterprise AG ("ULE"), a Swiss corporation and a wholly owned subsidiary of the Registrant, and International Business Machines Corporation ("IBM"), a New York corporation, the Registrant closed a transaction to acquire the assets (the "Assets") of "IBM Laser Enterprise," a part of IBM's Zurich Research Laboratory in Switzerland. The aggregate purchase price paid for the Assets was $45,000,000.00, which payment was made in cash. The purchase price was determined during arms length negotiations between IBM the Registrant and ULE which took into account IBM Laser Enterprise's financial position, operating history, products, Intellectual property and other factors relating to IBM Laser Enterprise's business and certain income tax aspects of the transaction. Except as set forth in the Exhibits hereto, there are no material relationships between the Registrant or ULE and either of IBM or IBM Laser Enterprise.

          The Registrant and ULE acquired the certain intellectual property (non- exclusive technology and patent license agreement) and certain tangible assets(accounts receivable, fixed assets and inventories).
In addition to the assets, ULE and the Registrant assumed certain liabilities relating to the Assets. As a part of the transaction, IBM leased to ULE, for a period of 24 months, approximately 12,000 square feet of office, cleanroom and laboratories space at the Zurich
Research Laboratory, at no additional consideration. IBM and ULE further agreed that IBM will provide certain services to ULE for the duration of the lease periods, also at no additional consideration. All of the Assets will continue to be used by the Registrant and ULE in conducting ULE's business, which prior to the completion of the transaction involved the development, manufacture and sale of integrated optical components.

          The source of funds used to purchase the Assets was cash from the Registrant's existing working capital.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

          (a)  Financial Statements of Businesses Acquired.

               It is impractical for Registrant to file the required financial statements at this time. Registrant intends to file such financial statements within 60 days of the date of this report.

          (b)  Pro Forma Financial Information.

               See response to Item 7(a).

          (c)  Exhibits.

               The Exhibit Index appearing on page 4 is incorporated herein by reference.






                                SIGNATURES


    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    UNIPHASE CORPORATION




                                        \s\ Danny E. Pettit
                                        Danny E. Pettit
                                        Vice President of Finance and CFO


Date:  March 25, 1997


                               EXHIBIT INDEX



                                                                Sequentially
Exhibit                   Description                           Numbered Page


2.1*,+        Purchase Agreement among Uniphase Corporation,     5 - 81
              International Business Machines Corporation,and
              Uniphase Laser Enterprise AG

2.2+          Technology License Agreement                       82 - 105

2.3           Patent License Agreement                          106 - 114

2.4           The Agreement for Exchange of Confidential        115 - 118
              Information

------------------------------------------------------------
* Certain detailed schedules relating to the assets acquired have been summarized and will be made available to the SEC on request.

+ Certain confidential information has been filed for redaction with the SEC.